UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 20, 2015
(Date of earliest event reported)

VIRGINIA NATIONAL BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-55117	46-2331578
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

404 People Place
Charlottesville, Virginia 22911
(Address of principal executive offices) (Zip Code)

(434) 817-8621
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Virginia National Bankshares Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders on May 20, 2015 (the “Meeting”). At the Meeting, the Company’s shareholders (1) elected each of the 11 persons listed below under Proposal 1 to serve as a director until the Company’s 2016 Annual Meeting of Shareholders; (2) approved, on an advisory basis, the Company’s executive compensation as disclosed in the proxy statement related to the Meeting; and (3) ratified the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2015. The following tables summarize the results of the voting by the Company’s shareholders:

Proposal 1. Election of 11 directors to serve until the 2016 annual meeting of shareholders

NOMINEES	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
H.K. Benham, III	1,543,379.25	160,798.50	399,769.00
Steven W. Blaine	1,520,308.25	183,869.50	399,769.00
Nancy L. Brody	1,524,971.75	179,206.00	399,769.00
John J. Davies, III	1,512,974.25	191,203.50	399,769.00
William D. Dittmar, Jr.	1,494,326.25	209,851.50	399,769.00
James T. Holland	1,539,104.25	165,073.50	399,769.00
William Bolling Izard, Jr.	1,542,714.25	161,463.50	399,769.00
Glenn W. Rust	1,559,690.25	144,487.50	399,769.00
Susan K. Payne	1,547,778.75	156,399.00	399,769.00
Gregory L. Wells	1,542,286.75	161,891.00	399,769.00
Bryan D. Wright	1,541,969.25	162,208.50	399,769.00

Proposal 2. Advisory (non-binding) approval of the Company’s executive compensation

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,421,274.25	82,166.50	200,737.00	399,769.00

Proposal 3. Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2015

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
2,095,236.25	8,222.50	488.00	0.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA NATIONAL BANKSHARES CORPORATION

Dated: May 26, 2015	By:	/s/	Donna G. Shewmake
Donna G. Shewmake
Executive Vice President, General Counsel and Corporate
Secretary